EXHIBIT 99.1

     Washington Banking Company Earns $23.6 Million, or $1.53 per Diluted Common Share, in 2010
Operating Profits Increase to $12.4Million, or $0.80 per Diluted Common Sharebefore Gains on Acquisitions

OAK HARBOR, WA –February 1, 2011 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported its core banking business generated strong operating profits in 2010 augmented by two FDIC-assisted acquisitions, which contributed an $18.9 million one-time bargain purchase gain in pretax income for the year.Before preferred dividends, net income grew to $25.3 million in 2010,compared to $6.2 million in 2009.Net income available to common shareholders was$23.6millionor $1.53per diluted common share in2010, compared to $4.6 million, or $0.46per diluted common share, in 2009.

In the fourth quarter of 2010, Washington Banking earned $4.1 million, compared to $1.7 million for the same period last year. For the fourth quarter of 2010, net income available to common shareholders, after preferred dividend payments increased to $3.7 million, or $0.24 per diluted common share, compared to $1.3 million, or $0.11 per diluted common share, for the fourth quarter of 2009.

“It has been a pivotal year for our franchise,” said Jack Wagner, President and Chief Executive Officer. “The two FDIC-assisted acquisitions have proven to be strategically and financially attractive, filling out our branch network in Snohomish County and North King County. We’ve added some very talented bankers to our ranks, not only from the institutions we acquired, but also from other banks, and they have been successful in bringing some terrific customer relationships to our franchise. In the short term, the acquisitions contributed a significant one-time pretax gain, added $4.9 million in goodwill to our balance sheet and greatly complicated the accounting and reporting process.In addition, the gain and goodwill recognized are subject to future adjustment up to one year from the date of each acquisition. With all the accounting ‘noise’ from the acquisitions, we have included certain non-GAAP presentations that illustrate the earnings power of our franchise, which we hope will be useful to investors.

“Another item of significance is that we repaid $26.6 million to the US Treasury to redeem the preferred shares issued under the TARP Capital Purchase Program, while maintaining well-capitalized status. Since the redemption took place in January 2011, it is not reflected in the 2010 yearend statements,” Wagner added.

The core operating earnings available to common shareholders, which exclude merger related costs and the bargain purchase gain on the FDIC-assisted transactions, totaled $12.4million, or $0.80 per diluted common share, in 2010, compared to $5.5 million, or $0.55 per diluted share in 2009.Core operating earnings and core operating earnings per share are non-GAAP financial measures; please refer to the GAAP reconciliation table in this release.

2010 Financial Highlights (December 31, 2010 compared to December 31, 2009)

  Capital ratios exceeded all regulatory requirements for well-capitalized institutions, with Total Risk Based Capital to risk-adjusted assets of 21.05% compared to 22.15%.
  Tangible book value per common share increased to $9.69 compared to $8.79.
  Deposits, including $633 million acquiredthrough acquisitions, increased 76%year over year to $1.49 billion. Transaction account deposits in the acquired institutions increased $10.8 million since closing.
  Low cost demand, money market, savings and NOW accounts totaled $826 million and make up55% of total deposits.
  Net non-covered loans increased $17.8 million from a year agoand totaled $815 million.
  The provision for non-covered loan losses was $12.2million in 2010, a19% increase from the $10.2 million a year ago.
  Loan loss reserves increased to 2.25% of non-covered loans, from 1.99% a year ago.
  A cash dividend of $0.05 per share will be paid March 1to shareholders of record as of February 11.

Acquisition Update

Whidbey Island Bank completed two FDIC-assisted acquisitions in 2010 which include theformerNorth County Bank, Arlington, WA and CityBank of Lynnwood, WA. “The accounting for these transactions is complex and our year-end results include a number of accounting adjustments for both transactions,” said Rick Shields, Chief Financial Officer.“These

WBCO Reports Record 4Q10 Profits
February 1, 2011

adjustments include changes to the pre-tax bargain purchase gain for both transactions, which decreased that line item for the year by approximately $348,000. In addition, we recorded approximately $4.9 million in goodwill for the CityBank acquisition. In accordance with accounting standards, we have adjusted our financial statements retrospectively.” The adjusted June 30, 2010, and September 30, 2010, consolidated statements of income and balance sheets are included in this release for reference. Additionally,an analysis of actual versus expected cash flows for the City Bank acquired loan portfolio resulted in recording a covered loan provision of $1.3 million related to four of the 18 loan pools acquired. The provision was due to the timing of expected cash flows and was not credit quality driven. For the remaining pools, where the cash flows exceed day-1 valuation assumptions, Washington Banking is recognizing additional interest income and as a result is now amortizing the indemnification asset.

Covered loans are shown as a separate line item of the balance sheet and are not included in the net loan totals. Covered loans are also not included in any of the reported credit quality metrics, as they are accounted for separately per generally accepted accounting principles (GAAP) requirements. Both the FDIC indemnification asset and the covered loan portfolio will decline over time, as the loans mature, payoff,or are otherwise resolved.

The following table shows the acquired deposits in both the NorthCounty and CityBank transactions. “We have kept mostof the local deposits we wanted and allowed some brokered and other non-core deposits to run off. Consequently, about $273 million in time deposits ran off during the second half of the year,” noted Wagner. “As you can see with the City acquisition, we have increased low-cost transaction deposits and reduced high cost certificates. At North County, most of the reduction in deposits was in high-cost time certificates. We continue to be very pleased with the deposit retention rate achieved by our new employees.”

	City Bank
	April 16,	December 31,	Period
	2010	2010	Change
Acquired Deposit Composition
Noninterest-Bearing Demand	$31,543	$43,421	$11,878
NOW Accounts	2,765	27,800	25,035
Money Market	96,331	67,034	(29,297)
Savings	26,703	30,616	3,913
Time Deposits	492,762	291,967	(200,795)
Total Acquired Deposits	$650,104	$460,838	$(189,266)

	North County Bank
	September 30,	December 31,	Period
	2010	2010	Change
Acquired Deposit Composition
Noninterest-Bearing Demand	$13,927	$12,800	$(1,127)
NOW Accounts	18,116	19,931	1,815
Money Market	30,282	28,583	(1,698)
Savings	4,244	4,090	(154)
Time Deposits	178,764	106,965	(71,799)
Total Acquired Deposits	$245,333	$172,369	$(72,964)

With a 63% increase in assets and expanding the branch network to 30 locations from 18 a year ago, thefull time equivalent employees (FTEs) count has increased to 448 from 281 FTEs at the end of 2009. “Most of this growth was from the acquisitions, and we also hired a team of lenders who are working out of our new Everett Commercial Lending Center,” Wagner said. “We now have three lending teams in our new region covering North King County and Snohomish County. These lending teams are doing a great job of bringing new relationships to the bank and serving our existing customers.”

WBCO Reports Record 4Q10 Profits
February 1, 2011

Credit Quality

“With the continuing high unemployment in the region, our legacy loan portfolio has performed relatively well during the year, but has shown an incremental increase in nonperforming loans,”said Joe Niemer, Chief Credit Officer.Nonperforming, non-coveredloans (NPLs) increased by $4.3 million during the quarter and by $22.5 million in the year, primarily from land development projects, construction and commercial real estate. “While some of the projects are still current on their payments, we have added them to nonaccrual status due to prospective evaluation of future values and the lengthening of the sales cycle,” stated Niemer.NPL/Loans grew to 3.10% at year end from 2.57% in the prior quarter and 0.42% a year ago. NPA/Assets was 1.73% compared to 1.40% in the third quarter and 0.76% a year ago. Other real estate owned (OREO) was $4.1 million, relatively unchanged from the prior quarter and down from $4.5 million a year ago. NPLs are concentrated primarily in the Skagit County market as shown in the following table:

							Percent of
	Island	King	Skagit	Whatcom	Snohomish		total NPA
NPA by location	County	County	County	County	County	Total	by loan type
(dollars in 000s)
12/31/2010
Commercial loans	$895	$-	$2,409	$-	$-	$3,304	11.03%
Real estate mortgage loans:
One-to-four family residential	435	1,759	1,347	338	-	3,879	12.94%
Multi-family and commercial	263	-	1,191	1,138	543	3,135	10.46%
Real estate construction loans:					-
One-to-four family residential	4,387	-	10,497	139	-	15,023	50.13%
Multi-family and commercial	387	-	-	-	-	387	1.29%
Consumer loans:
Direct	118	-	-	-	-	118	0.39%
Other Real Estate Owned	178	-	658	3,286	-	4,122	13.75%
Total	$6,663	$1,759	$16,102	$4,901	$543	$29,968	100.00%

Percent of total NPA by location	22.23%	5.87%	53.73%	16.35%	1.81%	100.00%

The provision for loan losses on non-covered loanswas $12.2million, which exceeded net charge-offs by $2.6 million in 2010.Net charge-offs in 2010 were $9.6 million,or 1.15% of average loans, compared to $6.2 million, or 0.76% of average loans in 2009. Net charge-offs in the indirect lending portfolio improved to $954,000 in 2010, compared to $1.6 million in 2009.The reserve for loan losses increased to 2.25% of non-covered loans from 2.14% of loans at the end of September and 1.99% of loans a year ago.

Balance Sheet

Total assetsincreased63% to $1.71 billion at December 31, 2010,compared to $1.05billion a year ago. Total non-covered loansincreased to $834.3 million from $813.9million at the end of 2009. The non-covered loan portfolio is well diversified with commercial and industrial loans making up 17% and residential mortgages accounting for 6% of the portfolio. Owner-occupied commercial real estate loans represent approximately 20%of the portfolio and non-owner occupied commercial real estate loans account for approximately 22%of loans. Indirect consumer loans account for 11% of the portfolio and other consumer loans account for 10%. Construction and land development loans for residential properties represent 9% and commercial construction and land development loans represent 5% of the portfolio.

Covered loans totaled $367.8 million and covered OREO totaled $28.8 million, and the FDIC indemnification asset totaled $107.0 million at December 31, 2010.

Total deposits grew 76% year-over-year to $1.49billion at December 31, 2010, compared to $847 million a year ago.Largely as a result of the acquisitions, noninterest-bearing demand deposits increased 77% year-over-year, now representing 12% of total deposits. Year-over-year, money market accounts increased69% and now comprise 23% of total deposits;time deposits increased 90% to $666 million and account for 45% of total deposits. Core deposits, excluding time deposits over $100,000, represent 82% of all deposits. “We continue to have no brokered certificates of deposits other than the CDARS (Certificate of Deposit Account Registry Service) program, which provides additional sources of insurance

WBCO Reports Record 4Q10 Profits
February 1, 2011

for local customers,” saidShields. “Because we only take CDARS from customers in our existing footprint, we consider them as part of our core deposit base.” Shareholders’ equity increased to $181.3million compared to $159.5 million a year ago. Included in shareholders’ equity is the $25.3million from the preferred shares issued to the U.S. Treasury in January of 2009 and recently repaid on January 12, 2011. Retained earnings increased 44% to $71.0 million, bringing tangible book value per common share to $9.69 at December 31, 2010, compared to $8.79 a year ago.

Operating Results

Revenue for 2010was $98.2 million, compared to $48.7million a year ago. Net interest income, before the provision for loan losses, increased 64%to $66.1million in 2010compared to $40.4 million a year ago. Interest income from covered loans contributed $21.2 million to 2010 revenues.

Noninterest income totaled $31.7 million in 2010, which included $18.9 million in the bargain purchase gain on acquisition and $1.1 millionrelated to the change in the FDIC indemnification asset.

Washington Banking’s net interest margin was 5.76% in the fourth quarter, an increase of 71basis points from the preceding quarter, and 107basis points from the year ago quarter. For2010, net interest margin was 5.01% up from 4.63% in 2009. “Our margin benefited from the contribution of the acquired loan portfolio, which had an average yield of 9.3% during 2010,” Shields noted.

Noninterest expense increased 63% year-over-yearprimarily due to additional expensesrelated to the acquisitions. Operating expenses were $46.8million in 2010 compared to $28.7million in 2009.

Conference Call Information

Management will host a conference call on Wednesday, February 2 at 10:00 a.m. PST (1:00 p.m. EST) to discuss the quarterly and year-to-date financial results. The call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (480) 629-9722 at 10:00 a.m. PT for conference ID #4400199. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com. Shortly after the call concludes, the replay will also be available at (303) 590-3030, using access code #4400199.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 30full-service branches located in six counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such asthe transition of CityBank and/or North County Bank operations, employees and customers, future operating results, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure;and (6) the inability to retain CityBank and/or North County Bank customers or employees and expenses associated with the integration of acquired bank operations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

WBCO Reports Record 4Q10 Profits February 1, 2011 Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	June 30,	December 31,	Year
	2010	2010	Change	2010	2009	Change
Interest Income
Non-covered Loans	$13,451	$13,536	-1%	$13,342	$13,345	1%
Covered Loans	10,101	6,719	50%	4,361	-	100%
Taxable Investment Securities	729	699	4%	507	319	128%
Tax Exempt Securities	202	187	8%	170	132	53%
Other	68	99	-31%	94	25	174%
Total Interest Income	24,551	21,240	16%	18,474	13,821	78%

Interest Expense
Deposits	2,709	3,075	-12%	2,805	2,813	-4%
Other Borrowings	-	59	-100%	93	94	-100%
Junior Subordinated Debentures	122	135	-10%	121	122	0%
Total Interest Expense	2,831	3,269	-13%	3,019	3,029	-7%

Net Interest Income	21,720	17,971	21%	15,455	10,792	101%
Provision for Loan Losses, Noncovered Loans	3,500	3,950	-11%	2,550	2,250	56%
Provision for Loan Losses, Covered Loans	1,336	-	100%	-	-	100%
Net Interest Income after Provision for Loan Losses	16,884	14,021	20%	12,905	8,542	98%

Noninterest Income
Service Charges and Fees	964	907	6%	856	806	20%
Electronic Banking Income	539	511	5%	447	363	48%
Investment Products	174	120	45%	178	164	6%
Bank Owned Life Insurance Income	(15)	61	N/A	98	(158)	N/A
Income from the Sale of Loans	436	352	24%	204	157	179%
SBA Premium Income	200	126	59%	206	98	105%
Change in FDIC Indemnification Asset	(455)	790	N/A	786	-	100%
Bargain Purchase Gain on Acquisition	-	18,920	N/A	-	-	100%
Gain on Disposition of Covered Loans	779	332	135%	733	-	100%
Other Income	695	449	55%	540	307	127%
Total Noninterest Income	3,317	22,568	-85%	4,048	1,737	91%

Noninterest Expense
Compensation and Employee Benefits	6,055	6,615	-8%	6,528	3,875	56%
Occupancy and Equipment	1,589	1,677	-5%	1,338	1,041	53%
Office Supplies and Printing	380	299	27%	311	223	71%
Data Processing	423	403	5%	397	137	209%
Consulting and Professional Fees	400	92	335%	131	246	63%
Intangible Amortization	247	234	6%	191	-	100%
Merger Related Expenses	460	978	-53%	675	-	100%
FDIC Premiums	541	562	-4%	254	268	102%
OREO & Repossession Expenses	1,450	(23)	N/A	471	549	164%
Other	2,725	2,008	36%	1,631	1,283	112%
Total Noninterest Expense	14,270	12,845	11%	11,927	7,622	87%

Income Before Income Taxes	5,931	23,744	-75%	5,026	2,657	123%
Provision for Income Taxes	1,846	8,049	-77%	1,531	921	100%
Net Income	4,085	15,695	-74%	3,495	1,736	135%
Preferred dividends	415	415	0%	415	414	0%
Net Income available to common shareholders	$3,670	$15,280	-76%	$3,080	$1,322	178%
Earnings per Common Share
Net Income per Share, Basic	$0.24	$1.00	-76%	$0.20	$0.12	108%

Net Income per Share, Diluted	$0.24	$0.99	-76%	$0.20	$0.11	109%

Average Number of Common Shares Outstanding	15,316,708	15,309,000		15,305,000	11,481,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,490,503	15,473,000		15,466,000	11,673,000

WBCO Reports Record 4Q10 Profits February 1, 2011 Page 6

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	For the Year Ended		One
($ in thousands, except per share data)	December 31,		Year
	2010	2009	Change
Interest Income
Non-covered Loans	53,414	53,128	1%
Covered Loans	21,181	-	100%
Taxable Investment Securities	2,348	809	190%
Tax Exempt Securities	716	402	78%
Other	298	53	462%
Total Interest Income	77,957	54,392	43%

Interest Expense
Deposits	11,091	12,920	-14%
Other Borrowings	243	434	-44%
Junior Subordinated Debentures	496	665	-25%
Total Interest Expense	11,830	14,019	-16%

Net Interest Income	66,127	40,373	64%

Provision for Loan Losses, Noncovered Loans	12,150	10,200	19%
Provision for Loan Losses, Covered Loans	1,336	-	100%
Net Interest Income after Provision for Loan Losses	52,641	30,173	74%

Noninterest Income
Service Charges and Fees	3,462	3,426	1%
Electronic Banking Income	1,864	1,397	33%
Investment Products	522	532	-2%
Bank Owned Life Insurance Income	226	154	47%
Income from the Sale of Loans	1,134	865	31%
SBA Premium Income	578	180	220%
Change in FDIC Indemnification Asset	1,121	-	100%
Bargain Purchase Gain on Acquisition	18,920	-	100%
Gain on Disposition of Covered Loans	1,844	-	100%
Other Income	2,004	1,107	81%
Total Noninterest Income	31,675	7,661	313%

Noninterest Expense
Compensation and Employee Benefits	23,527	14,374	64%
Occupancy and Equipment	5,631	4,244	33%
Office Supplies and Printing	1,200	799	50%
Data Processing	1,434	555	158%
Consulting and Professional Fees	891	811	10%
Intangible Amortization	672	-	100%
Merger Related Expenses	2,113	-	100%
FDIC Premiums	1,609	1,374	17%
OREO & Repossession Expenses	2,091	1,531	37%
Other	7,648	5,046	52%
Total Noninterest Expense	46,816	28,734	63%

Income Before Income Taxes	37,500	9,100	312%
Provision for Income Taxes	12,230	2,886	324%
Net Income	25,270	6,214	307%
Preferred dividends	1,659	1,600	4%
Net income available to common shareholders	$23,611	$4,614	412%
Earnings per Common Share
Net Income per Share, Basic	$1.54	$0.46	235%

Net Income per Share, Diluted	$1.53	$0.46	234%

Average Number of Common Shares Outstanding	15,307,000	10,011,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,465,000	10,079,000

WBCO Reports Record 4Q10 Profits February 1, 2011 Page 7

CONSOLIDATED BALANCE SHEETS (unaudited)			Three			One
($ in thousands except per share data)	December 31,	September 30,	Month	June 30,	December 31,	Year
	2010	2010	Change	2010	2009	Change
Assets
Cash and Due from Banks	$19,766	$24,572	-20%	$19,474	$14,950	32%
Interest-Bearing Deposits with Banks	61,186	141,630	-57%	135,746	86,891	-30%
Fed Funds Sold	735	4,963	-85%	8,000	-	100%
Total Cash and Cash Equivalents	81,687	171,165	-52%	163,220	101,841	-20%

Investment Securities Available for Sale	199,556	200,448	0%	156,065	80,833	147%

FHLB Stock	7,576	7,576	0%	7,174	2,430	212%

Loans Held for Sale	10,976	7,785	41%	4,295	3,232	240%

Loans Receivable	834,293	837,017	0%	832,739	813,852	3%
Less: Allowance for Loan Losses	(18,812)	(17,936)	5%	(16,975)	(16,212)	16%
Non-covered Loans, Net	815,481	819,081	0%	815,764	797,640	2%

Covered Loans, Net Allowance for Loan Losses	367,756	386,440	-5%	281,149	-	100%
Premises and Equipment, Net	37,847	37,462	1%	25,676	25,495	48%
Bank Owned Life Insurance	17,202	17,217	0%	17,156	16,976	1%
Goodwill and Other Intangible Assets, net	7,540	7,787	-3%	7,971	-	100%
Other Real Estate Owned	4,122	4,095	1%	4,984	4,549	-9%
Covered Other Real Estate Owned	28,755	27,250	6%	14,178	-	100%
FDIC Indemnification Asset	106,989	124,969	-14%	85,178	-	100%
Other Assets	20,129	18,870	7%	16,941	12,875	56%
Total Assets	$1,705,616	$1,830,145	-7%	$1,599,751	$1,045,871	63%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$184,098	$187,009	-2%	$165,962	$104,070	77%
NOW Accounts	206,717	194,370	6%	164,859	141,121	46%
Money Market	341,211	336,329	1%	271,524	202,144	69%
Savings	94,235	88,085	7%	81,251	49,003	92%
Time Deposits	665,959	805,471	-17%	700,143	350,333	90%
Total Deposits	1,492,220	1,611,264	-7%	1,383,739	846,671	76%
Other Borrowed Funds	-	-	0%	10,000	10,000	-100%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	25,774	0%
Other Liabilities	6,276	12,441	-50%	15,516	3,905	61%
Total Liabilities	1,524,270	1,649,479	-8%	1,435,029	886,350	72%
Shareholders' Equity:
Preferred Stock, no par value, 26,380 shares authorized
Series A (Liquidation preference $1,000 per shares); issued
and outstanding 26,380 at 12/31/10, 9/30/10,	25,334	25,249	0%	25,164	24,995	1%
6/30/2010 and 12/31/2009

Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,321,227 at 12/31/2010,
15,310,893 at 9/30/10, 15,309,318 at 6/30/10
and 15,297,801 at 12/31/09	85,264	85,123	0%	84,972	84,814	1%
Retained Earnings	71,007	68,105	4%	53,284	49,463	44%
Other Comprehensive Income (Loss)	(259)	2,189	-112%	1,302	249	204%
Total Shareholders' Equity	181,346	180,666	0%	164,722	159,521	14%
Total Liabilities and Shareholders' Equity	$1,705,616	$1,830,145	-7%	$1,599,751	$1,045,871	63%

WBCO Reports Record 4Q10 Profits February 1, 2011 Page 8

ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2010	2010	2009	2010	2009
Allowance for Loan Losses Activity:

Balance at Beginning of Period	$17,936	$16,975	$15,882	$16,212	$12,250
Indirect Loans:
Charge-offs	(541)	(352)	(635)	(1,691)	(2,416)
Recoveries	182	168	182	737	842
Indirect Net Charge-offs	(359)	(184)	(453)	(954)	(1,574)

Other Loans:
Charge-offs	(2,384)	(2,863)	(1,673)	(9,088)	(5,854)
Recoveries	119	58	206	492	1,190
Other Net charge-offs	(2,265)	(2,805)	(1,467)	(8,596)	(4,664)

Total Net Charge-offs	(2,624)	(2,989)	(1,920)	(9,550)	(6,238)
Provision for loan losses	3,500	3,950	2,250	12,150	10,200
Balance at End of Period	$18,812	$17,936	$16,212	$18,812	$16,212

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.55%	0.74%	1.71%	0.77%	1.50%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	1.21%	1.51%	0.82%	1.18%	0.65%
Net Charge-offs to Average Total Loans (1)	1.25%	1.42%	0.94%	1.15%	0.76%

	December 31,	September 30,	December 31,
	2010	2010	2009
Nonperforming Non-Covered Assets

Nonperforming Non-Covered Loans (2)	$25,846	$21,518	$3,395
Other Real Estate Owned	4,122	4,095	4,549
Total Nonperforming Non-Covered Assets	$29,968	$25,613	$7,944

Nonperforming Non-Covered Loans to Loans (1)	3.10%	2.57%	0.42%
Nonperforming Non-Covered Assets to Assets	1.73%	1.40%	0.76%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	72.78%	83.35%	477.51%
Allowance for Loan Losses to Non-Covered Loans	2.25%	2.14%	1.99%

Non-Covered Loan Composition
Commercial	145,319	$146,997	$93,295
Real Estate Mortgages
One-to-Four Family Residential	46,717	47,723	53,313
Commercial	348,548	351,560	360,745
Real Estate Construction
One-to-Four Family Residential	72,945	69,341	76,046
Commercial	42,664	38,943	34,231
Consumer
Indirect	90,231	93,356	100,697
Direct	85,665	86,844	93,051
Deferred Fees	2,204	2,253	2,474
Total Non-Covered Loans	$834,293	$837,017	$813,852

Time Deposit Composition
Time Deposits $100,000 and more	268,862	321,224	151,018
All other time deposits	387,891	466,904	170,399
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	9,206	17,343	21,416
Non-CDARS	-	-	7,500
Total Time Deposits	$665,959	$805,471	$350,333

(1)	Excludes Loans Held for Sale.
(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO Reports Record 4Q10 Profits February 1, 2011 Page 9

FINANCIAL STATISTICS (unaudited)	Quarter Ended		Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,		September 30,	June 30,	December 31,	December 30,
	2010		2010	2010	2009	2010	2009
Revenues (1)(2)	$25,284		$40,779	$19,725	$12,723	$98,240	$48,692

Averages
Total Assets	$1,750,119		$1,611,163	$1,532,238	$983,955	$1,483,084	$941,171
Non-covered Loans and Loans Held for Sale	845,794		842,709	829,226	816,218	834,668	823,438
Covered Loans	371,112		280,337	252,592	-	226,852	-
Interest Earning Assets	1,512,109		1,431,996	1,388,406	929,287	1,327,871	887,070
Deposits	1,532,872		1,393,329	1,322,384	818,880	1,272,296	785,705
Common Shareholders' Equity	$154,377		$140,858	$137,217	$102,037	$141,726	$87,369

Financial Ratios
Return on Average Assets, Annualized	0.93%		3.86%	0.91%	0.70%	1.70%	0.66%
Return on Average Common Equity, Annualized (3)	9.43%		43.04%	9.00%	5.14%	16.66%	5.28%
Efficiency Ratio (2)	56.43%		31.50%	60.47%	59.90%	47.65%	59.01%
Yield on Earning Assets (2)	6.51%		5.95%	5.40%	5.99%	5.90%	6.21%
Cost of Interest Bearing Liabilities	0.82%		1.04%	1.01%	1.61%	1.03%	1.93%
Net Interest Spread	5.69%		4.91%	4.39%	4.38%	4.87%	4.27%
Net Interest Margin (2)	5.76%		5.05%	4.53%	4.69%	5.01%	4.63%

Tangible Book Value Per Share (4)	$9.69		$9.64	$8.60	$8.79	$9.69	$8.79
Tangible Common Equity (4)	8.74%		8.10%	8.27%	12.86%	8.74%	12.86%

	December 31,		September 30,	June 30,	December 31,	Regulatory Requirements
						Adequately-	Well -
	2010		2010	2010	2009	capitalized	capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated	21.05	% (5)	18.88%	20.47%	22.15%	8.00%	N/A
Tier 1 Risk-Based Capital Ratio - Consolidated	19.78	% (5)	17.63%	19.21%	20.89%	4.00%	N/A
Tier 1 Leverage Ratio - Consolidated	11.34	% (5)	12.40%	11.38%	18.73%	4.00%	N/A
Total Risk-Based Capital Ratio - Whidbey Island Bank	20.78	% (5)	18.61%	20.05%	21.55%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank	19.52	% (5)	17.35%	18.78%	20.29%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank	11.30	% (5)	12.20%	11.13%	18.17%	4.00%	5.00%

(1)Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3) Return on average common equity is adjusted for preferred stock dividends.
(4)Please see the reconciliations of shareholders' equity to tangible common equity and total assets to tangible assets, and the related measures that appear elsewhere in this release.
(5)Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP) this press release presents certain non-GAAP financial measures. Management believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP measures in conjunction with the GAAP results as reported.

Operating earnings are not a measure of performance calculated in accordance with GAAP. However, management believes that operating earnings are an important indication of our ability to generate earnings through the Company's fundamental banking business. Since operating earnings exclude the effects of certain items that are unusual and/or difficult to predict, management believes that operating earnings provide useful supplemental information to both management and investors in evaluating the Company's financial results.

Operating earnings should not be considered in isolation or as a substitute for net income,cash flows from operating activities, or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates operating earnings may differ from that of other companies reporting measures with similar names.

WBCO Reports Record 4Q10 Profits
February 1, 2011

The following table provides the reconciliation of the Company's GAAP earnings to operating earnings (non-GAAP) for the periods presented:

		Quarter Ended			For the Year Ended
	December 31,	September 30,	June 30,	December 31,	December 31,
	2010	2010	2010	2009	2010	2009

GAAP Earnings Available to Common Shareholders	$3,670	$15,280	$3,080	$1,322	$23,611	$4,614
Provision for Income Taxes	1,846	8,049	1,531	921	12,230	2,886
GAAP Earnings Available to Common Shareholders before Provision for Income Taxes	5,516	23,329	4,611	2,243	35,841	7,500
Adjustments to GAAP Earnings Available to Common Shareholders
Gain on Acqusitions	-	(18,920)	-	-	(18,920)	-
Acquisition-Related Costs	460	978	675	-	2,113	-
Operating Earnings Before Taxes	5,976	5,387	5,286	2,243	19,034	7,500
Provision for Income Taxes	(2,092)	(1,885)	(1,850)	(740)	(6,662)	(1,965)
Net Operating Earnings	$3,884	$3,502	$3,436	$1,503	$12,372	$5,535

Diluted GAAP Earnings per Common Share	$0.24	$0.99	$0.20	$0.11	$1.53	$0.46
Diluted Operating Earnings per Common Share	$0.25	$0.23	$0.22	$0.13	$0.80	$0.55

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in their analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets and tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP)for the periods presented:

	December 31,	September 30,	June 30,	December 31,
($ in thousands, except per share data)	2010	2010	2010	2009

Total Shareholders' Equity	$181,346	$180,666	$164,722	$159,521
Adjustments to Shareholders' Equity
Preferred Stock	(25,334)	(25,249)	(25,164)	(24,995)
Other Intangible Assets, net (1)	(7,540)	(7,787)	(7,971)	-
Tangible Common Equity	148,472	147,630	131,587	134,526

Total Assets	$1,705,616	$1,830,145	$1,599,751	$1,045,871
Adjustments to Total Assets
Other Intangible Assets, net (1)	(7,540)	(7,787)	(7,971)	-
Tangible Assets	1,698,076	1,822,358	1,591,780	1,045,871

Common Shares Outstanding at Period End	15,321,227	15,310,893	15,309,318	15,297,801

Tangible Common Equity	8.74%	8.10%	8.27%	12.86%
Tangible Book Value per Common Share	$9.69	$9.64	$8.60	$8.79

(1) Other intangible assets, net excludes mortgage servicing rights

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Note: Transmitted on GlobeNewswire on February 1, 2011 at 4:33p.m. PT.